UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported) September 16, 2009
SPSS Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34103	36-2815480

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

233 South Wacker Drive, Chicago, Illinois	60606

(Address of Principal Executive Offices)	(Zip Code)
(312) 651-3000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On September 16, 2009, SPSS Inc. (the “Company”) gave notice to holders of its 2.50% Convertible Subordinated Notes due 2012 (the “Notes”) in connection with the previously announced Agreement and Plan of Merger (the “Merger Agreement”), dated as of July 27, 2009, by and among the Company, International Business Machines Corporation (“IBM”) and Pipestone Acquisition Corp. (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company with the Company as the surviving corporation and a wholly owned subsidiary of IBM (the “Merger”). Completion of the Merger remains subject to approval of the stockholders of the Company and the satisfaction or waiver of other closing conditions as set forth in the Merger Agreement.
The notice states that the consummation of the Merger, which will constitute a “Fundamental Change” as that term is defined in the Indenture, dated as of March 19, 2007, between the Company and Wilmington Trust FSB, as successor trustee, pursuant to which the Notes were issued, is expected to occur on or about October 2, 2009.
A copy of the notice is attached hereto as Exhibit 99.1.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.	Description

99.1	Fundamental Change Notice, dated September 16, 2009

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPSS INC.
Dated: September 16, 2009	By:	/s/ Erin R. McQuade
Erin R. McQuade
Vice President, Associate General Counsel

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